Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Leap Therapeutics, Inc. on Form S-8 to be filed on or about March 20, 2020 of our report dated March 16, 2020, on our audits of the consolidated financial statements as of December 31, 2019 and 2018 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed March 16, 2020.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Philadelphia, Pennsylvania

March 20, 2020